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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                          CNB FINANCIAL SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          CNB FINANCIAL SERVICES, INC.
                           101 SOUTH WASHINGTON STREET
                                  P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 7, 2004

      The Annual Meeting of Shareholders of CNB Financial Services, Inc. ("CNB") will be held on Wednesday, April 7, 2004, at The American Legion, Berkeley Springs, West Virginia, at 12:30 p.m., local time, for the following purposes:

      1. To elect 13 directors to serve until the next Annual Meeting of Shareholders; and

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders who are holders of record on March 5, 2004, may vote at the meeting.

                                          By Order of the Board of Directors,



                                          Thomas F. Rokisky
                                          President/CEO

Berkeley Springs, West Virginia
March 12, 2004


PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE MEETING.

                                TABLE OF CONTENTS

                                                                                         PAGE NO.
                                                                                         --------
     VOTING FOR DIRECTORS AND REVOKING YOUR PROXY.....................................         1

         VOTING FOR DIRECTORS.........................................................         2

         REVOKING YOUR PROXY..........................................................         2

*    ELECTION OF DIRECTORS............................................................         2

         MANAGEMENT NOMINEES TO CNB'S BOARD...........................................         3

         OTHER NOMINEES...............................................................         3

     MANAGEMENT.......................................................................         5

         BOARD INFORMATION............................................................         5

            Number of Meetings........................................................         5
            Board Committees..........................................................         5
            Audit Committee Report....................................................         7
            Independent Public Accountants............................................         8
            Board Compensation........................................................         9
            Certain Transactions With Directors and Officers and Their Associates.....         9
            Board Personnel Committee Report on Executive Compensation................        10
            Performance Graph.........................................................        11
            Personnel Committee Interlocks and Insider Participation..................        13

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................        13

         EXECUTIVE COMPENSATION AND OTHER INFORMATION.................................        13

            Summary of Compensation...................................................        13
            Pension Plan..............................................................        14
            401(k) Profit Sharing Plan................................................        15
            Security Ownership of Certain Beneficial Owners and Management............        15

     ANNUAL REPORT ON FORM 10-K.......................................................        16

     OTHER INFORMATION................................................................        17

     SHAREHOLDER PROPOSALS FOR 2004...................................................        18

* MATTER TO BE VOTED UPON.

                          CNB FINANCIAL SERVICES, INC.
                           101 SOUTH WASHINGTON STREET
                                  P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520

                                 PROXY STATEMENT

      CNB's board of directors is soliciting proxies to vote CNB shares at the 2004 Annual Meeting of Shareholders. Shareholders will meet at 12:30 p.m., on Wednesday, April 7, 2004, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 12, 2004, CNB began mailing this proxy statement to shareholders of record as of March 5, 2004. Shareholders of record as of March 5, 2004, may vote at the meeting.

      Please read this proxy statement carefully. You will find more information about CNB in our enclosed 2003 Annual Report to Shareholders and in the public documents we file with the Securities and Exchange Commission.

      CNB will pay for the cost of preparing, assembling, printing and mailing of the proxy material. Directors, officers and employees of CNB may solicit proxies personally, by telephone, telegraph and telecopier. We will arrange with custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock and upon request, CNB will reimburse them for reasonable forwarding expenses.

      As of March 5, 2004, CNB had 5,000,000 authorized shares of common stock with 458,048 shares issued and outstanding.

                  VOTING FOR DIRECTORS AND REVOKING YOUR PROXY

      If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares "FOR" the election of the 13 nominees as directors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Votes withheld and abstentions will count in determining the presence of a quorum for the particular matter as to which the shareholder withheld authority. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

VOTING FOR DIRECTORS

      Directors are elected by a plurality of the shares voted. You may vote each share you own for each nominee. Votes withheld from a nominee and broker non-votes will not be cast for a nominee. Alternatively, you may choose to vote cumulatively, a process explained below. Cumulative voting applies only to the election of directors.

      To vote cumulatively, you multiply the number of shares you own times the number of nominees, resulting in a cumulative total. You may vote your cumulative total for one nominee or divide it among all 13 nominees in any proportion you choose. The following is an example of how cumulative voting works. If you own five shares and there are 13 nominees for director, you have a cumulative total of 65 votes. You may choose to vote all 65 votes for one nominee and not vote for the other nominees. Or, you may allocate five votes for each nominee. Or, you may choose any other allocation of your cumulative total over all or part of the 13 nominees. If you vote your shares cumulatively by proxy, you must indicate how you wish to divide your cumulative total. Otherwise, the proxies will vote the cumulative total evenly or in a manner to elect as many of CNB's nominees as possible.

REVOKING YOUR PROXY

      You may revoke your proxy before it is voted at the Annual Meeting by:

            -     notifying CNB in person;

            -     giving written notice to CNB;

            -     submitting to CNB a subsequently dated proxy; or

            - attending the meeting and withdrawing the proxy before it is voted.

                              ELECTION OF DIRECTORS

      CNB's bylaws provide that the board of directors can set the number of directors but also provide that the board of directors must have no less than five nor more than 25 directors. The board of directors has set the number of directors to serve in 2004 at 13, which means that 13 directors will be elected at the 2004 Annual Meeting and will serve a term expiring at the next Annual Meeting or until a successor is selected.

MANAGEMENT NOMINEES TO CNB'S BOARD

                                                 DIRECTOR         PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
             NAME                   AGE           SINCE                 AND POSITION HELD WITH CNB
             ----                   ---           -----                 --------------------------
Kenneth W. Apple                     47            2003        Certified Public Accountant

J. Robert Ayers                      74            1974        Retired - President, Citizens National Bank

John E. Barker                       75            1972        Auto Sales - Services

Margaret S. Bartles                  50            2002        Realtor

Jay E. Dick                          51            1983        Retired - Manager-Hunters' Hardware, Inc.

Herbert L. Eppinger                  71            1979        Retired - Agriculture

Robert L. Hawvermale                 74            1967        Retired - Professional Engineer

J. Philip Kesecker                   74            1965        Real Estate Development

Jerry McGraw                         57            1988        Insurance

Martha H. Quarantillo                44            1999        Pharmacist

Thomas F. Rokisky                    57            1993        President and Chief Executive Officer, CNB and
                                                               Citizens National Bank

Charles S. Trump IV                  43            1986        Attorney at Law

Arlie R. Yost                        56            1988        Licensed Residential Appraiser

      All nominees are incumbent directors of CNB Financial Services, Inc.

OTHER NOMINEES

      CNB does not have a nominating committee as the entire board serves in that capacity. Also, the board does not act under any charter when it makes nominations. It does, however, believe that candidates for director should have certain minimum qualifications, including:

            -     Directors should be of the highest ethical character.

            - Directors should have excellent personal and professional reputations in CNB's market area.

            - Directors should be accomplished in their professions or careers.

            - Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

            - Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

            - Directors must be willing and able to expend the time to attend meetings of the board of directors of CNB and the bank and to serve on board committees.

            - The board of directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of CNB.

            - Directors must be acceptable to CNB's and the bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and must not be under any legal disability which presents them from serving on the board of directors or participating in the affairs of a financial institution.

            -     Directors must be at least 21 years of age.

      The board of directors of CNB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

      The process of the board of directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the board of directors considers the directors' overall service to CNB during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and CNB and the bank. The board of directors also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The board of directors considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank's internal auditors and whether corrective action, if required, has been taken and was sufficient. The board of directors also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the board of directors uses its network of contacts of CNB's market area to compile a list of potential candidates. The board then meets to discuss each candidate and whether he or she meets the criteria set forth above. The board of directors then discusses each candidate's qualifications and recommends a candidate by majority vote.

      The board of directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next Annual Meeting of Shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations. The board of directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

      Any nominations for election to the board of directors, other than those made by CNB, must be made by a shareholder. The nomination must be in writing and delivered or mailed to the president not less than 40 days nor more than 50 days prior to the meeting. However, if CNB gives less than 50 days notice of the meeting, the nominations must be mailed or delivered to the president not later than the 8th day after the Notice of Annual Meeting was mailed.

      A shareholder nomination should include the:

            -     name and address of the proposed nominee(s);

            -     principal occupation of proposed nominee(s);

            -     name and address of the shareholder making the nomination; and

            - number of shares owned by the shareholder making the nomination.

                                   MANAGEMENT

      The following are the executive officers of CNB.

                                                          OFFICE HELD       BANK EMPLOYEE            AGE AS OF
                 NAME AND OFFICE HELD                        SINCE              SINCE              MARCH 5, 2004
                 --------------------                        -----              -----              -------------
J. Philip Kesecker, Chairman of the Board                    1987                 (1)                    74

Thomas F. Rokisky, President/CEO                             1996                 1990                   57

Rebecca S. Stotler, Vice President/CFO                       1999                 1983                   43

Patricia C. Muldoon, Vice President/COO                      2002                 2001                   43

(1)   Mr. Kesecker is not an employee of CNB.

BOARD INFORMATION

NUMBER OF MEETINGS

      The directors of CNB are also directors of the bank. The board of directors met 10 times in 2003. All of CNB's directors attended 75% or more of all board and committee meetings during 2003. The bank's board of directors had 26 meetings and 40 meetings of committees during 2003. All of CNB's directors attended at least 75% of each of these meetings.

BOARD COMMITTEES

      AUDIT COMMITTEE. The audit committee has six members, consisting of Ms. Bartles, chairperson, Messrs. Yost, Barker, McGraw, Dick and Apple. The audit committee met 12 times in 2003. Mr. Kesecker serves as an ex-officio member of this committee. The audit committee currently consists of independent directors. In determining whether the members are independent, the board of directors used the definition of "independent" contained in Rule 4200(a)(15) of the NASD's listing standards.

      The functions of the audit committee include performing all duties the board assigns, meeting with the independent public accountants to review the scope of audit services, significant accounting changes, audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any reportable conditions or weakness and compliance with laws and regulations, overseeing the internal audit function, reviewing regulatory examination reports and management's responses thereto, and reviewing periodic reports from the loan review function.

      The audit committee is governed by a written charter approved by the board of directors. That written charter is attached to this proxy statement as Appendix I.

      CNB's board of directors has determined that Kenneth W. Apple, CPA, meets the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The board of directors believes that Mr. Apple has the following five attributes that qualify him as an audit committee financial expert. This director, through education and experience, has:

            - An understanding of financial statements and generally accepted accounting principles;

            - An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

            - Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented by CNB's financial statements;

            -     An understanding of internal controls; and

            -     An understanding of audit committee functions.

      Mr. Apple acquired these attributes through his Bachelor of Science degree from Shepherd College in Shepherdstown, West Virginia, and over 20 years of experience in public accounting, including auditing.

      PERSONNEL COMMITTEE. The functions of the personnel (compensation) committee include the following: review benefit and salary administration programs and increases in salaries for officers and employees. Members of the personnel committee during 2003 were Jay E. Dick, chairman, Messrs. Hawvermale, Eppinger, Trump and Ayers. Mr. Kesecker serves as an ex-officio member of this committee. The personnel committee met one time during the year.

      CNB does not have a standing nominating committee as the entire board of directors performs the functions of a nominating committee.

AUDIT COMMITTEE REPORT

      The audit committee, in fulfilling its oversight responsibilities regarding the audit process:

            - Reviewed and discussed the fiscal year 2003 audited financial statements with management;

            - Discussed with the independent auditors, Smith Elliott Kearns & Company, LLC, who are responsible for expressing an opinion on the fairness of the presentation of those audited financial statements in conformity with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

            - Reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and the audit committee relies on the expertise and knowledge of management, the company's internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee's oversight role are set forth in the company's audit committee charter. This charter is reviewed annually and is amended as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of CNB's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and CNB, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

      Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2003, be included in CNB's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless CNB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

      The foregoing report has been furnished by the current members of the audit committee.

      Margaret S. Bartles, Audit Committee Chairperson
      Arlie R. Yost, Audit Committee Member
      John E. Barker, Audit Committee Member
      Jerry McGraw, Audit Committee Member
      Jay E. Dick, Audit Committee Member
      Kenneth W. Apple, Audit Committee Member

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, has been selected as CNB's independent public accountants for the year 2004. Representatives of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

      Smith Elliott Kearns & Company, LLC, advised CNB that no member of that accounting firm has any direct or indirect material interest in CNB or its subsidiary.

      The following fees were paid by CNB and the bank to Smith Elliott Kearns & Company, LLC:

                                             2003        2002
                                            -------     -------
                 Audit Fees                 $58,150     $56,500
                 Audit-Related Fees (a)       8,530         425
                 Tax Fees (b)                 4,100       3,887
                 All Other Fees (c)          19,450          --

  (a) Principally review of information technology controls, consultation about the application of accounting principles to specific transactions and branch cash count procedures.

  (b) Principally tax compliance services (including federal and state returns).

  (c) Principally due diligence procedures related to branch acquisition and agreed upon procedures related to the trust department.

      The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee has specifically authorized its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which Smith Elliott Kearns & Company, LLC billed the company for the fiscal year ended December 31, 2003, were pre-approved by the company's audit committee. For the fiscal year ended December 31, 2003, the company's audit committee did not waive the pre-approval requirement of any non-audit services to be provided to CNB by Smith Elliott Kearns & Company, LLC.

      The audit committee of the board of directors has determined that the provision of such services is compatible with maintaining Smith Elliott Kearns & Company, LLC's independence.

BOARD COMPENSATION

      Directors receive $150 for each board meeting of the bank they attend, $150 for each discount committee meeting and $75 for other committee meetings they attend. There is no compensation for attendance at CNB board meetings. In addition, each director receives a fee of $4,150 per year. The chairman of the board receives an additional $3,500 per year and the vice chairman receives an additional $1,000 per year. Other than the deferred compensation/supplemental insurance plan described below, there are no other special arrangements with any directors. In 2003 the board of directors of CNB received $149,733, in the aggregate, for all board of directors' meetings attended and all fees paid.

      CNB maintains a deferred compensation/supplemental insurance plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for board meetings for at least four years or until he reaches age 65, whichever is later. An amount equal to fees waived in addition to interest at an annual rate of 10% per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65. The payments after retirement will be paid from the general funds of CNB. CNB purchases and is the beneficiary of insurance on the lives of participants, the proceeds of which are used to help recover the net after-tax cost of the benefits and insurance premiums paid. Funds from the deferred fees of a participating director will be used to reimburse CNB for the costs of the premium for the insurance policies. The cost of the insurance premiums in 2003 was $68,566. At December 31, 2003, these policies had a net accumulated cash value of $1,065,435.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS AND THEIR ASSOCIATES

      CNB has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of CNB and their associates. Total loans outstanding from CNB at December 31, 2003, to CNB's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,548,296, or approximately 15.4% of total equity capital. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

      Trump and Trump, in which director Charles S. Trump, IV is a partner, performed legal services for CNB and the bank. Fees paid by CNB and the bank to that law firm were $52,680 during 2003.

      CNB, Charles S. Trump, IV and George I. McVey are members in a Limited Liability Company, Morgan County Title Insurance Agency, LLC, which was formed in February 2001. Morgan County Title Insurance Agency, LLC, paid Trump and Trump management fees of $200,384. Charles S. Trump, IV and George I. McVey are partners in Trump and Trump.

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The personnel (compensation) committee of the board of directors has furnished the following report on executive compensation.

      The committee establishes the compensation for the Chief Executive Officer of CNB and the bank and reviews all personnel related issues including salary administration related to other employees and benefit programs. The CEO establishes compensation levels for all other personnel which is reviewed by the personnel committee. Committee objectives include administration of a total compensation package that allows CNB to attract and retain qualified persons to fill key executive positions and to utilize effective compensation programs which are directly related to executive officers accomplishing corporate goals and objectives, both operational and financial, aimed at achieving lasting improvement in CNB's long-term financial performance.

      The committee and the CEO utilize human resources' staff, and, as appropriate, other qualified consultants to review compensation practices as they compare to industry norms.

      The committee utilizes an internal salary administration plan for the basis of its analysis of compensation levels throughout CNB, including the CEO. The plan includes job descriptions for all positions and considers the overall responsibility of each position based on characteristics including, job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing. Salary ranges for each position are developed based on market information available for similar positions at financial institutions both in the communities where CNB does business and outside its market area. Salary surveys utilized include those provided by the West Virginia Bankers Association, Topnet, Cumberland Valley Chapter of the Society for Human Resources Management and Business and Legal Reports, Inc. These results are updated annually by the human resources staff using current market data which reflects marketplace changes, inflation, and, if applicable, corporate performance. This information is considered by the committee.

      The individual components of CNB's compensation program include:

  (a) Base Salary. Base salary levels are established for the CEO primarily based upon evaluation of the historical performance, degree of responsibility, level of experience and number of years with CNB. In addition, the committee considers compensation data available for similar positions in financial institutions in the same geographic area.

        With respect to the base salary granted to Mr. Rokisky for the year 2003, the committee took into account the performance during 2002 and information referred to above. Particular emphasis was placed on Mr. Rokisky's individual performance, including his leadership role through a period of continued growth, and CNB's continued strong financial performance.

  (b) Annual Incentives/Bonuses. Bonuses are not granted to senior officers as a regular component of compensation. Contributions to the 401(k) plan on behalf of all employees who defer into the plan are based on bank performance as a percentage of assets.

      The committee believes that the total compensation awarded to the CEO and other officers of CNB is consistent with the committee's objectives. The amounts paid to individual executives are consistent with competition within the market and with banks of similar size as reflected by individual performance of each executive, and are rationally linked with the fulfillment of corporate objectives and corporate financial performance.

      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless CNB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

      The foregoing report has been furnished by the current members of the personnel committee.

Jay E. Dick, Personnel Committee Chairman
Charles S. Trump, IV, Personnel Committee Member
Robert L. Hawvermale. Personnel Committee Member
Herbert L. Eppinger, Personnel Committee Member
J. Robert Ayers, Personnel Committee Member

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in CNB's (and prior to CNB's formation, the bank's) cumulative total shareholder return on common stock for the five-year period ending December 31, 2003, with the cumulative total return of the Media General Index (SIC Code Index 6712-Bank Holding Companies). Shareholders may obtain a copy of the index by calling Media General Financial Services, Inc., at telephone number (804) 649-6923. There is no assurance that CNB's stock performance will continue in the future with the same or similar trends as depicted in the graph.

      The information used to determine CNB's cumulative total shareholder return on its common stock is based upon information furnished to CNB or the bank by one or more parties involved in purchases or sales of CNB's (and prior to its formation, the bank's) common stock. There is no public market for CNB's (and prior to its formation, the bank's) common stock and share prices used to determine CNB's cumulative shareholder return are based upon sporadic trading activity in privately negotiated transactions. We have not attempted to verify or determine the accuracy of the representations made to CNB or the bank.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG CNB FINANCIAL SERVICES, INC.,
                          MGFS INDEX AND SIC CODE INDEX



                               [PERFORMANCE GRAPH]



                     ASSUMES $100 INVESTED ON NOV. 14, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003


                                               11/27/98   12/14/99   12/31/00   12/31/01   12/31/02   12/31/03
               CNB FINANCIAL SERVICES, INC.      100.00     168.88     216.21     160.16     179.65     235.58
               SIC CODE INDEX                    100.00     114.71      68.74     100.07     121.17     162.41
               MGFS INDEX                        100.00     120.69     118.07     104.54      83.04     110.55



SIC Code Index is SIC 6712 Bank Holding Companies
MGFS Index is Media General Composite Market Value Index

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Loans were made to various directors and officers of CNB. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 (a) of the Securities Exchange Act of 1934 requires CNB's directors and executive officers, and persons who own more than 10% of the registered class of CNB's equity securities, to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to CNB. Based solely on a review of the reports furnished to CNB and written statements that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were met except for John
E. Barker and Arnold K. Stotler, who each filed one report late representing [one] transaction each. CNB is required to report late filings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION

      The table below reflects information concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended December 31, 2003, 2002 and 2001, of those persons who were, as of December 31, 2003, (a) the chief executive officer, and (b) the four other most highly compensated executive officers to the extent that such persons, total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                      OTHER ANNUAL
                 NAME AND PRINCIPAL POSITION                      YEAR        SALARY      BONUS       COMPENSATION
                 ---------------------------                      ----        ------      -----       ------------
Thomas F. Rokisky, President/CEO                                  2003       $108,330     $ -0-      $20,172 (1)(2)
                                                                  2002       $103,420     $ -0-      $16,424 (1)(2)
                                                                  2001       $ 98,759     $ -0-      $13,722 (1)(2)

(1) CNB's group life and health insurance program, which is paid for by CNB, is made available to all full-time employees. In accordance with IRS Code
Section 79, the cost of group life insurance coverage for an individual in excess of $50,000 is added to the individual's earnings and is included in salary. Also included in this figure are board fees earned and the corporation's contributions to the individual's 401(k) retirement savings program to which the individual has a vested interest.

(2) CNB's contributions to the pension plan, a defined benefit plan, are not and cannot be calculated separately for specific participants. Contributions for the plan year of $245,755, $168,151 and $99,502 were made by CNB in 2003, 2002 and 2001, respectively.

      CNB does not maintain any form of stock option, stock appreciation rights, or other long-term compensation plans.

PENSION PLAN

      CNB maintains a non-contributory defined benefit pension plan with employer contributions being based on a pension formula, which targets a certain monthly benefit for each plan participant at retirement. This pension plan is a qualified retirement plan and is available to all full-time employees, including officers, who meet the eligibility requirements. Directors do not participate in this plan.

      The pension plan is integrated with social security and is applicable to all participants. Pensions for all participants are based on an average of the highest five-years compensation. Annual compensation for the pension plan is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions to employee benefit plans. The formula for determining the annual pension benefit is 1.5 percent of the first $9,600 of the 5-year average compensation and 2 percent of such average compensation in excess of $9,600, all multiplied by years of service up to a 25-year maximum.

      The pension benefits are payable to participants on a monthly basis in the form of a joint and 50 percent survivor annuity for all married participants who do not elect otherwise, or in the form of a single life annuity for all other participants or survivors. Joint and 100 percent survivorship, single life annuity or 120 payments guaranteed are other optional forms of distribution. The normal retirement date for employees is the later of the participant's 65th birthday, or the fifth anniversary of the participant joining the plan. An employee must be at least 21 years of age and have one full year of service to become a plan participant. Full vesting in accumulated plan benefits occurs at the end of five years of service; there is no partial vesting. For the 2003 plan year, the employer contribution for all plan participants was $245,755. Estimated credited years of service and the compensation covered by the plan for each of the individuals named in the Summary Compensation Table are as follows:
Mr. Rokisky, 13, and $108,330.

      The following table represents the normal pension, beginning at age sixty-five, based upon assumed final pay and years of credited service:

                                       Pension Plan Table
                  -------------------------------------------------------------
                                         Annual Benefits
                  -------------------------------------------------------------
                   10 yrs.          15 yrs.           20 yrs.          25 yrs.
  Assumed         Credited         Credited          Credited         Credited
Remuneration       Service          Service           Service          Service
-------------------------------------------------------------------------------
 $  80,000        $  15,520        $  23,280         $  31,040        $  38,800
    90,000           17,520           26,280            35,040           43,800
   100,000           19,520           29,280            39,040           48,800
   110,000           21,520           32,280            43,040           53,800
   120,000           23,520           35,280            47,040           58,800
   130,000           25,520           38,280            51,040           63,800

401(K) PROFIT SHARING PLAN

      CNB maintains a 401(k) profit sharing plan that generally covers all employees who have completed one year of service. Contributions to the plan are based on bank performance as a percentage of assets and are computed as a percentage of the participant's total deferrals into the plan. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the plan for all employees charged to operations during 2003 amounted to $49,287.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of February 21, 2004, relating to the beneficial ownership of the common stock by (a) each person or group known by CNB to own beneficially more than 5% of the outstanding common stock; (b) each of CNB's directors; and (c) all directors and executive officers of CNB as a group. Unless otherwise noted below, the persons named in the table have sole investment power with respect to each of the shares reported as beneficially owned by such person.

                   NAME AND ADDRESS                               NUMBER OF SHARES            PERCENT OF CLASS (1)
                   ----------------                               ----------------            --------------------
Kenneth W. Apple                                                          250                            *
J. Robert Ayers (2)                                                     1,915                            *
John E. Barker (3)                                                     17,500                         3.82
Margaret S. Bartles                                                       100                            *
Jay E. Dick (4)                                                        15,691                         3.43
Herbert L. Eppinger (5)                                                 2,870                            *
Robert L. Hawvermale (6)                                                3,730                            *
J. Philip Kesecker (7)                                                 14,282                         3.12
Jerald McGraw (8)                                                       1,514                            *
Martha H. Quarantillo                                                     400                            *
Thomas F. Rokisky (9)                                                   1,546                            *
Charles S. Trump IV (10)                                               11,380                         2.48
Arlie R. Yost (11)                                                      2,210                            *
All directors and executive officers as a group (18 persons)           72,508                        16.0
5 D. Louise Stotler and Deborah Dhayer
     RR 6 Box 12460, Berkeley Springs, WV, 25411                       47,488                        10.37
Mary Lou Trump
     RR 7 Box 12840, Berkeley Springs, WV, 25411                       53,470                        11.67

*     Indicates holdings of less than 1%.

(1) Includes shares of common stock held by the named individual as of February 21, 2004.

(2)   Includes 1,815 shares held jointly with spouse.

(3) Includes 14,300 shares held jointly with spouse and 3,000 shares held jointly with children.

(4)   Includes 15,591 shares held jointly with spouse.

(5)   Includes 2,770 shares held jointly with spouse.

(6) Includes 1,200 shares held by spouse and 100 shares held jointly with spouse.

(7) Includes 3,098 shares held by spouse and 1,860 shares held jointly with spouse and 1,000 held in an educational trust.

(8) Includes 110 shares held by spouse and 964 shares held jointly with spouse.

(9)   Includes 1,425 shares held in an Individual Retirement Account.

(10) Includes 842 shares held by spouse and 270 shares held as custodian for children.

(11)  Includes 1,770 shares held jointly with spouse.


                           ANNUAL REPORT ON FORM 10-K

      You may obtain a copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by contacting Rebecca S. Stotler, Vice President/CFO, CNB Financial Services, Inc., 101 South Washington Street, Berkeley Springs, West Virginia 25411, (304) 258-1520.

                                OTHER INFORMATION

      If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of CNB, or the board of directors may adopt a resolution to reduce the number of directors to be elected. The board of directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the board of directors.

                         SHAREHOLDER PROPOSALS FOR 2004

      Any shareholder who wishes to have a proposal placed before the 2005 annual meeting of shareholders must submit the proposal to the secretary of CNB, at its executive offices, no later than October 31, 2004, to have it considered for inclusion in the proxy statement of that annual meeting.

                                                                      Appendix I

                               Board of Directors

                             Audit Committee Charter

                                       for

                          CNB Financial Services, Inc.

DECLARATION OF POLICY AND MISSION STATEMENT

      A soundly conceived, effective Audit Committee is essential to the management, operation, and financial reporting process of CNB Financial Services, Inc., and its subsidiaries. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, the Audit Committee will maintain open communication among the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee will implement and supervise the bank's internal audit program, and discharge the duties and responsibilities delineated in this charter below.

ORGANIZATION

Members

      There shall be a committee of the Board of Directors known as the Audit Committee. This committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member.

      At the committee's discretion, management of the corporation may attend meetings of the Audit Committee, but this attendance should be in a non-voting capacity.

      Committee membership standards will be maintained in accordance with applicable banking laws and regulations.

Meetings

      The Audit Committee shall meet at least quarterly or four (4) times per year. The Committee reserves the right to meet at other times as required and/or to meet without members of corporate management, internal audit, or the independent accounting firm.

Minutes

      Minutes shall be prepared for all meetings of the Audit Committee to document the Committee's discharge of its responsibilities. The minutes shall provide an accurate record of the proceedings and shall be presented for approval as a report to the full Board of Directors.

AUTHORITY

      The authority for the Audit Committee is derived from the full Board of Directors of:

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

RESPONSIBILITIES

      In fulfilling the stated role within the framework of the Audit Committee's Statement of Policy, the primary, general responsibilities of the Audit Committee will be as follows:

- to provide for an internal audit function to serve all subsidiaries of the corporation in an examining and advisory capacity

- to provide for external audits of all corporate subsidiaries by suitable independent accountants

- to serve as a focal point and reporting outlet for communications among non-committee directors, corporate management, internal auditors, and independent accountants

- to assist the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls

- to act as an agent for the Board of Directors to help insure the independence of internal auditors and independent accountants, the integrity of management, and the adequacy of disclosures to stockholders.

      Specific duties of the Audit Committee, within the noted general responsibilities, will include, but not be limited to the following items:

1. Review and reassess the adequacy of this Charter yearly and submit it to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

4. Based on the review and discussions noted in nos. 2 and 3 above, recommend to the Board of Directors that the audited financial statements be included in the company's annual report on Form 10-K.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Engage the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Approve all fees for all audit and non-audit services performed for CNB by its auditor before the work commences. Each non-audit service must be specifically identified and approved. Each service performed which falls within the scope of the audit is deemed preapproved. The audit committee can delegate its approval responsibility to one or more of its members, who are also independent members of the company's board of directors. The member to whom this responsibility is delegated must report their decisions at the next full meeting of the audit committee.

      The pre-approval requirement for non-audit services is waived when the auditor renders service that is anticipated to be an audit service, but which turns out to be a non-audit service , but only if: 1) the aggregate fees for all non-audit services are not more than five percent of total fees paid to the auditor during the fiscal year in which the non-audit services are provided; 2) the service was not initially recognized by the issuer as a non-audit service;
3) the service is promptly brought to the attention of the audit committee ; and
4) the audit committee (or one or more members of the audit committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the audit committee) approves the activity prior to the conclusion of the audit. Audit committee approvals of non-audit services, to be performed by CNB's auditor are to be disclosed in reports filed with the SEC.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.   Review the appointment and replacement of the internal auditing personnel.

12. Review the significant reports to management prepared by the internal auditing department and management's responses.

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

      a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      b.    Any changes required in the planned scope of the internal audit.

      c.    The internal audit department responsibilities, budget and staffing.

16. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                          CNB FINANCIAL SERVICES, INC.
                    101 SOUTH WASHINGTON STREET, P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520
                                      PROXY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                     MEETING OF SHAREHOLDERS, APRIL 7, 2004

      C. Dwan McBee and John T. Douglas, or either one of them, with full power to act alone and with full power of substitution, are hearby authorized to represent and to vote stock of the undersigned in CNB Financial Services, Inc., at the Annual Meeting of Shareholders to be held April 7, 2004, and any adjournment thereof.

      Unless otherwise specified on this proxy, the shares represented by this proxy will be voted "FOR" the propositions listed on the reverse side and described more fully in the proxy statement of CNB Financial Services, Inc., distributed in connection with this Annual Meeting. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                          CNB FINANCIAL SERVICES, INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

                                                                                     FOR ALL        WITHHOLD ALL    FOR ALL EXCEPT*
                                                                                     -------        ------------    ---------------
                                                                                         (Except Nominee(s) Written Below)
1.    Election of directors for the terms specified in the proxy statement:            [ ]              [ ]               [ ]

      Kenneth W. Apple       Jay E. Dick               Jerry McGraw
      J. Robert Ayers        Herbert L. Eppinger       Martin H. Quarantillo
      John E. Barker         Robert L Hawvermale       Thomas F. Rokisky
      Margaret S. Bartles    J. Philip Kesecker        Charles S. Trump IV
                                                       Arlie R. Yost

                                                                                        -------------------------------------
                                                                                         (Except Nominee(s) Written Above)

2.    To transact such other business as may properly come before the meeting or       [ ]              [ ]               [ ]
      adjournment thereof.

                                                                                       Dated:                          , 2004
                                                                                              -------------------------

                                                                                       --------------------------------------

                                                                                       --------------------------------------
                                                                                                 Signature(s)

                                                                                  When signing as attorney, executor, administrator,
                                                                                   trustee or guardian, please give full title. If
                                                                                       more than one trustee, all should sign.